Exhibit 99.1

Genpact Reports Fourth Quarter and Full Year 2025 Results
2025 Net Revenues of $5.080 billion, Up 6.6% (6.4% constant currency)1
2025 Advanced Technology Solutions Net Revenues2 of $1.204 billion, Up 17.0%
2025 Core Business Services Net Revenues2 of $3.876 billion, Up 3.7%
2025 Data-Tech-AI Net Revenues of $2.442 billion, Up 9.3%
2025 Digital Operations Net Revenues of $2.638 billion, Up 4.1%
2025 Diluted EPS of $3.13, Up 9.8%; Adjusted Diluted EPS3 of $3.65, Up 11.3%
Increases Planned Quarterly Dividend by 10%

NEW YORK, February 5, 2026 — Genpact Limited (NYSE: G), an agentic and advanced technology solutions company recognized for its deep industry knowledge, process intelligence, and last-mile expertise, today announced financial results for the fourth quarter and full year ended December 31, 2025.

"2025 was a strong year for Genpact driven by disciplined execution, accelerating innovation, and broad-based demand for our solutions. Advanced Technology Solutions grew 17% year over year, as we continue to rapidly scale data, AI, and domain-driven agentic solutions,” said Balkrishan "BK" Kalra, President and CEO, Genpact. “With our strong momentum across Advanced Technology Solutions and our deep industry and domain expertise, we are clear partners of choice to define how clients will operate in the future."

Key Financial Highlights – Full Year 2025
•Net revenues were $5.080 billion, up 6.6% year-over-year, and 6.4% on a constant currency basis.1
◦Advanced Technology Solutions net revenues2 were $1.204 billion, up 17.0% year-over-year, representing 24% of total net revenues.
◦Core Business Services net revenues2 were $3.876 billion, up 3.7% year-over-year, representing 76% of total net revenues.
◦Data-Tech-AI net revenues were $2.442 billion, up 9.3% year-over-year, and 9.2% on a constant currency basis,1 representing 48% of total net revenues.
◦Digital Operations net revenues were $2.638 billion, up 4.1% year-over-year, and 3.8% on a constant currency basis,1 representing 52% of total net revenues.
•Gross profit was $1.831 billion, up 8.3% year-over-year, with a corresponding margin of 36.0%.
•Net income was $552 million, up 7.6% year-over-year, with a corresponding margin of 10.9%.
•Income from operations was $750 million, up 6.9% year-over-year, with a corresponding margin of 14.8%.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Advanced Technology Solutions net revenues include revenues from solutions and services focused on data and AI, digital technology, advisory and agentic solutions. Core Business Services net revenues include revenues from decision support services and technology services as well as Digital Operations.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

•Adjusted income from operations was $888 million, up 9.0% year-over-year, with a corresponding margin of 17.5%.4
•Diluted earnings per share was $3.13, up 9.8% year-over-year.
•Adjusted diluted earnings per share3 was $3.65, up 11.3% year-over-year.
•Cash generated from operations was $813 million and includes $170 million in client prepayments. Cash from operations was $643 million net of the client prepayments, up 4.5% year-over-year.
•Genpact repurchased approximately 6.0 million common shares during the year for total consideration of approximately $283 million at an average price per share of $46.16.

Key Financial Highlights – Fourth Quarter 2025
•Net revenues were $1.319 billion, up 5.6% year-over-year, and 5.0% on a constant currency basis.1
◦Advanced Technology Solutions net revenues2 were $323 million, up 15.0% year-over-year, representing 24% of total net revenues.
◦Core Business Services net revenues2 were $996 million, up 2.9% year-over-year, representing 76% of total net revenues.
◦Data-Tech-AI net revenues were $639 million, up 7.4% year-over-year, and 7.0% on a constant currency basis,1 representing 48% of total net revenues.
◦Digital Operations net revenues were $681 million, up 4.0% year-over-year, and 3.2% on a constant currency basis,1 representing 52% of total net revenues.
•Gross profit was $482 million, up 8.2% year-over-year, with a corresponding margin of 36.6%.
•Net income was $143 million, up 0.8% year-over-year, with a corresponding margin of 10.8%.
•Income from operations was $195 million, up 2.8% year-over-year, with a corresponding margin of 14.8%.
•Adjusted income from operations was $232 million, up 5.0% year-over-year, with a corresponding margin of 17.6%.4
•Diluted earnings per share was $0.82, up 3.8% year-over-year.
•Adjusted diluted earnings per share3 was $0.97, up 6.6% year-over-year.
•Genpact repurchased approximately 2.0 million common shares during the quarter for total consideration of approximately $100 million at an average price per share of $45.24.

Capital Allocation

Genpact's Board of Directors declared a quarterly cash dividend for the first quarter of 2026 of $0.1875 per common share, a 10% increase, payable on March 31, 2026 to shareholders of record as of the close of business on March 16, 2026. The newly approved quarterly dividend represents a planned annual dividend of $0.75 per common share, an increase from $0.68 per common share in 2025.

4Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Outlook

Genpact's outlook for the full year 2026 is as follows:

•Net revenue growth of at least 7% on an as reported basis, or 6.8% on a constant currency basis.1
◦In Advanced Technology Solutions, we expect revenue to grow at least high-teens.
◦In Core Business Services, we expect growth to continue.
•Gross margin of approximately 36.5%, up approximately 50 basis points year-over-year.
•Adjusted income from operations margin5 of approximately 17.7%, up approximately 25 basis points year-over-year.
•Adjusted diluted EPS6 growth of approximately 10%.
Genpact's outlook for the first quarter of 2026 is as follows:
•Net revenues in the range of $1.282 billion to $1.294 billion, representing year-over-year growth of approximately 5.5% to 6.5% as reported, or 4.4% to 5.4% on a constant currency basis.1
◦In Advanced Technology Solutions, we expect revenue to grow at least high-teens.
◦In Core Business Services, we expect growth to continue.
•Gross margin of approximately 36.3%.
•Adjusted income from operations margin5 of approximately 17.3%.
•Adjusted diluted EPS6 in the range of $0.92 to $0.93.

Fourth Quarter 2025 Earnings Call

Genpact's management will host a conference call on February 5, 2026, at 5:00PM ET to discuss the company's performance for the fourth quarter ended December 31, 2025. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.
5Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP net income margin and GAAP income from operations margin to adjusted income from operations margin is attached to this release.
6Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is an agentic and advanced technology solutions company. We leverage process intelligence and artificial intelligence to deliver measurable outcomes. With a strong partner ecosystem and decades of client trust, we provide innovative solutions that transform how businesses run. Powered by a team with an active learning mindset and client centricity at its core, we deliver lasting value for the world’s leading enterprises.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2026, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, technological innovation, including AI technology and future uses of agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments and client needs at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, political, economic or business conditions in countries in which we operate, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the geographic regions or sectors in which we or our clients operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation, tax audits, investigations and tax proceedings, changes in the interpretation or enforcement of tax laws and other laws and regulations, our ability to effectively execute our tax planning strategies, highly competitive markets and any inability to compete effectively, claims and lawsuits, including by clients, employees or other third parties, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Investor.Relations@genpact.com

Media	PublicRelations@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2024	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$648,246	$853,836
Short-term investments	23,359	350,000
Accounts receivable, net of allowance for credit losses of $12,094 and $22,097 as of December 31, 2024 and 2025, respectively	1,198,606	1,240,550
Prepaid expenses and other current assets	209,893	211,981
Total current assets	$2,080,104	$2,656,367

Property, plant and equipment, net	207,943	190,448
Operating lease right-of-use assets	182,190	181,708
Deferred tax assets	269,476	258,789
Intangible assets, net	26,950	67,040
Goodwill	1,669,769	1,781,116
Contract cost assets	200,900	197,419
Other assets, net of allowance for credit losses of $7,320 and $10,659 as of December 31, 2024 and 2025, respectively	349,821	510,380
Total assets	$4,987,153	$5,843,267

Liabilities and equity
Current liabilities
Short-term borrowing	—	—
Current portion of long-term debt	26,173	376,027
Accounts payable	36,469	27,533
Income taxes payable	35,431	43,074
Accrued expenses and other current liabilities	812,994	1,103,625
Operating leases liability	52,672	52,221
Total current liabilities	$963,739	$1,602,480

Long-term debt, less current portion	1,195,267	1,166,274
Operating leases liability	153,587	150,667
Deferred tax liabilities	15,908	21,081
Other liabilities	269,041	353,364
Total liabilities	$2,597,542	$3,293,866

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 174,661,943 and 170,341,479 issued and outstanding as of December 31, 2024 and 2025, respectively	1,740	1,696
Additional paid-in capital	1,945,261	2,018,985
Retained earnings	1,236,696	1,390,164
Accumulated other comprehensive income (loss)	(794,086)	(861,444)
Total equity	$2,389,611	$2,549,401

Total liabilities and equity	$4,987,153	$5,843,267

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended December 31,
	2023	2024	2025
Net revenues	$1,146,253	$1,248,741	$1,319,278
Cost of revenue	738,699	802,969	836,984
Gross profit	$407,554	$445,772	$482,294
Operating expenses:
Selling, general and administrative expenses	237,419	249,157	277,131
Amortization of acquired intangible assets	7,454	6,496	7,370
Other operating (income) expense, net	(51)	(55)	2,332
Income from operations	$162,732	$190,174	$195,461
Foreign exchange gains, net	576	(1,487)	2,047
Interest income (expense), net	(12,915)	(11,047)	(11,881)
Other income (expense), net	8,081	4,908	3,207
Income before income tax expense	$158,474	$182,548	$188,834
Income tax expense/(benefit)	(132,835)	40,633	45,740
Net income	$291,309	$141,915	$143,094
Earnings per common share
Basic	$1.61	$0.81	$0.83
Diluted	$1.59	$0.79	$0.82
Weighted average number of common shares used in computing earnings per common share
Basic	180,956,638	175,880,251	171,854,675
Diluted	183,354,187	179,183,557	174,994,509

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Year ended December 31,
	2023	2024	2025
Net revenues	$4,476,888	$4,767,139	$5,079,879
Cost of revenue	2,906,223	3,077,073	3,248,867
Gross profit	$1,570,665	$1,690,066	$1,831,012
Operating expenses:
Selling, general and administrative expenses	913,061	967,145	1,046,713
Amortization of acquired intangible assets	31,463	26,476	24,292
Other operating (income) expense, net	(4,716)	(5,616)	9,800
Income from operations	$630,857	$702,061	$750,207
Foreign exchange gains, net	4,274	2,937	7,390
Interest income (expense), net	(47,935)	(47,214)	(49,597)
Other income (expense), net	15,028	19,036	22,147
Income before income tax expense	$602,224	$676,820	$730,147
Income tax expense/(benefit)	(29,031)	163,150	177,653
Net income	$631,255	$513,670	$552,494
Earnings per common share
Basic	$3.46	$2.88	$3.18
Diluted	$3.41	$2.85	$3.13
Weighted average number of common shares used in computing earnings per common share
Basic	182,345,548	178,385,972	173,892,795
Diluted	185,141,843	180,436,900	176,646,644

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year ended December 31,
	2023	2024	2025
Operating activities
Net income	$631,255	$513,670	$552,494
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	72,530	69,778	70,667
Amortization of debt issuance costs	1,967	2,412	2,331
Amortization of acquired intangible assets	31,463	26,476	24,292
Write-down of property, plant and equipment	—	—	2,424
Write-down of operating right-of-use assets	—	—	7,656
Loss on sale of business classified as held for sale	802	—	—
Allowance for credit losses	3,979	13,806	20,532
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	(1,061)	(11,354)	4,366
Stock-based compensation expense	88,576	66,383	89,616
Deferred tax expense	(157,932)	36,610	19,943
Others, net	1,477	(2,179)	643
Change in operating assets and liabilities:
Increase in accounts receivable	(130,791)	(96,555)	(44,221)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(39,075)	(73,512)	(169,594)
Increase (decrease) in accounts payable	(8,215)	8,733	(6,415)
Increase in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	1,862	63,340	230,250
Increase in income taxes payable	(6,025)	(2,184)	7,872
Net cash provided by operating activities	$490,812	$615,424	$812,856
Investing activities
Purchase of property, plant and equipment	(55,421)	(82,766)	(78,203)
Payment for internally generated intangible assets (including intangibles under development)	(3,356)	(2,469)	(10,326)
Purchase of short term investments	—	(23,359)	(350,000)
Payment for business acquisitions, net of cash acquired	(682)	—	(80,384)
Proceeds from sale of property, plant and equipment	25	2,635	59
Payment for divestiture of business	(19,510)	—	—
Proceeds from maturity of short-term investments	—	—	23,359
Net cash used for investing activities	$(78,944)	$(105,959)	$(495,495)
Financing activities
Repayment of finance lease obligations	(12,165)	(11,358)	(9,508)
Payment of debt issuance and refinancing costs	—	(4,165)	(4,137)
Proceeds from long-term debt	—	400,000	350,000
Repayment of long-term debt	(19,875)	(433,125)	(26,500)
Proceeds from short-term borrowings	148,000	50,000	85,000
Repayment of short-term borrowings	(289,000)	(60,000)	(85,000)
Proceeds from issuance of common shares under stock-based compensation plans	39,485	17,215	17,506
Payment of earn-out consideration	(21,529)	(22,278)	(33,381)
Payment for net settlement of stock-based awards	(2,399)	—	—
Dividend paid	(100,014)	(108,466)	(117,747)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(225,499)	(252,671)	(283,048)
Net cash used for financing activities	$(482,996)	$(424,848)	$(106,815)
Net increase in cash and cash equivalents	(71,128)	84,617	210,546
Effect of exchange rate changes	8,033	(20,041)	(4,956)
Cash and cash equivalents at the beginning of the period	646,765	583,670	648,246
Cash and cash equivalents at the end of the period	$583,670	$648,246	$853,836

Supplementary information
Cash paid during the period for interest	$47,989	$68,913	$59,691
Cash paid during the period for income taxes, net of refund	$156,733	$113,629	$143,645
Property, plant and equipment acquired under finance lease obligations	$2,459	$11,483	$11,600

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact's management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and years ended December 31, 2024 and 2025:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2025	2024	2025
Net income	$141,915	$143,094	$513,670	$552,494
Foreign exchange (gains)/losses, net	1,487	(2,047)	(2,937)	(7,390)
Interest (income) expense, net	11,047	11,881	47,214	49,597
Income tax expense	40,633	45,740	163,150	177,653
Stock-based compensation expense	19,107	25,561	66,383	89,616
Amortization of acquired intangible assets	6,493	7,428	26,456	24,288
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$220,682	$231,657	$813,936	$887,568
Net income margin	11.4%	10.8%	10.8%	10.9%
Adjusted income from operations margin	17.7%	17.6%	17.1%	17.5%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2025	2024	2025
Income from operations	$190,174	$195,461	702,061	$750,207
Stock-based compensation expense	19,107	25,561	66,383	89,616
Amortization of acquired intangible assets	6,493	7,428	26,456	24,288
Other income (expense), net	4,908	3,207	19,036	22,147
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$220,682	$231,657	$813,936	$887,568
Income from operations margin	15.2%	14.8%	14.7%	14.8%
Adjusted income from operations margin	17.7%	17.6%	17.1%	17.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7
(Per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2025	2024	2025
Diluted EPS	$0.79	$0.82	$2.85	$3.13
Stock-based compensation expense	0.11	0.15	0.37	0.51
Amortization of acquired intangible assets	0.04	0.04	0.15	0.14
Acquisition related expenses	—	—	—	0.01
Tax impact on stock-based compensation expense	(0.02)	(0.03)	(0.05)	(0.09)
Tax impact on amortization of acquired intangible assets	(0.01)	(0.01)	(0.04)	(0.03)
Adjusted diluted EPS	$0.91	$0.97	$3.28	$3.65

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2026
Net income margin	11.0%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.5%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Year ending December 31, 2026
Income from operations margin	15.3%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

Year ending December 31, 2026
Diluted EPS	$3.48
Estimated stock-based compensation expense	0.58
Estimated amortization of acquired intangible assets	0.07
Estimated tax impact on stock-based compensation expense	(0.11)
Estimated tax impact on amortization of acquired intangible assets	(0.02)
Adjusted diluted EPS	$4.01

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending March 31, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Quarter ending March 31, 2026
Net income margin	10.8%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	3.4%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Quarter ending March 31, 2026
Income from operations margin	14.9%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.3%
Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Quarter ending March 31, 2026
	Lower	Upper
Diluted EPS	$0.79	$0.80
Estimated stock-based compensation expense	0.14	0.14
Estimated amortization of acquired intangible assets	0.02	0.02
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization of acquired intangible assets	(0.00)	(0.00)
Adjusted diluted EPS	$0.92	$0.93
9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Net Revenues from Advanced Technology Solutions and Core Business Services10
(In thousands)

	Three months ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Advanced Technology Solutions	$236,102	$257,161	$248,124	$243,326
Core Business Services	$853,217	$848,363	$887,668	$902,927
Total	$1,089,319	$1,105,524	$1,135,792	$1,146,253

	Three months ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Advanced Technology Solutions	$239,849	$249,461	$259,184	$280,639
Core Business Services	$891,388	$926,750	$951,766	$968,102
Total	$1,131,237	$1,176,212	$1,210,949	$1,248,741

	Three months ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Advanced Technology Solutions	$277,627	$292,655	$310,986	$322,849
Core Business Services	$937,299	$961,763	$980,271	$996,429
Total	$1,214,926	$1,254,418	$1,291,257	$1,319,278
10 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.